EXHIBIT 23.1
                                  ------------

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 30, 1999, relating to the consolidated financial statements of Criticare Systems, Inc., which is contained in that Prospectus and of our report dated November 30, 1999, relating to the schedule, which is contained in Part II of the Registration Statement.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/  BDO  Seidman,  LLP
BDO  Seidman,  LLP
Milwaukee,  Wisconsin
March  21,  2000